EXHIBIT 21
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                   SUBSIDIARIES OF XECHEM INTERNATIONAL, INC.
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                                                         NAME UNDER WHICH
NAME                        STATE OF INCORPORATION   SUBSIDIARY DOES BUSINESS
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Xechem, Inc.                       Illinois                    Same

Xechem Laboratories, Inc.         New Jersey                   Same

XetaPharm, Inc.                   New Jersey                   Same